FOR IMMEDIATE RELEASE
March 21, 2006
For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682 8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@optonline.net

MEDIALINK REPORTS FOURTH QUARTER 2005 RESULTS WITH HIGHEST REVENUE IN MORE THAN THREE YEARS

NEW YORK, March 21, 2006 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported financial results for the fourth quarter and full year ended December 31, 2005, with quarterly revenues exceeding $10.0 million for the first time in more than three years. Revenues in all periods exclude those from Medialink’s research unit, Delahaye, which was sold in December 2004 and is presented as a discontinued operation.

Revenues for the fourth quarter of 2005 were $10.1 million as compared to $9.4 million for the same quarter in 2004. Revenues for the year ended December 31, 2005, of $36.7 million were comparable to revenues of $36.9 million in 2004. The Company incurred an operating loss in the fourth quarter of 2005 of $2.2 million, which included severance charges of $2.0 million, as compared to an operating loss of $1.5 million in the 2004 quarter, which included an impairment loss of $373,000.

“The momentum of a strong September continued throughout the rest of the year, resulting in our fourth quarter being one of our strongest in recent memory,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “We are excited about our performance in the quarter across our business lines. Absent the previously disclosed severance charge, our operating loss in the fourth quarter of 2005 was $185,000, which includes a loss from Teletrax of $679,000, demonstrating that our core operating businesses have returned to profitability.”

The Company incurred a loss from continuing operations for the fourth quarter ended December 31, 2005, of $2.3 million, or $0.38 per share, as compared to a loss from continuing operations of $2.4 million, or $0.40 per share, in the comparable quarter of 2004. Selling, general and administrative (“SG&A”) expenses in the fourth quarter of 2005 included $2.0 million of severance charges related to the termination of senior operations and executive management personnel in the quarter, resulting in an increase of SG&A expenses to $8.0 million from $6.0 million for the comparable period in 2004. As a percentage of revenue, SG&A expenses increased to 78.7% in the 2005 quarter as compared to 64.3% in 2004, but exclusive of the severance charges, SG&A expenses in the 2005 quarter decreased to 58.8% of revenue.

The Company incurred an operating loss of $2.2 million in the fourth quarter of 2005 as compared to an operating loss of $1.5 million in the 2004 period. Exclusive of the severance charges, the Company had an operating loss of $185,000 in the fourth quarter of 2005. The net loss for the fourth quarter of 2005 was $2.3 million, or $0.38 per share, as compared to net income of $494,000, or $0.08 per share, in the 2004 quarter, which included income from discontinued operations of $2.9 million related to the sale of Delahaye. Earnings before interest, taxes, depreciation and amortization from continuing operations (“EBITDA”) were a negative $1.8 million in the 2005 fourth quarter as compared to a negative $1.1 million in the comparable 2004 quarter. Adjusted EBITDA, which also excludes Teletrax operations and impairments of investments, was a negative $1.3 million in the 2005 fourth quarter as compared to a negative $337,000 in the 2004 period.

The Company incurred a loss from continuing operations of $5.7 million and a net loss of $5.5 million, or $0.92 per share, for the full year 2005, as compared to a loss from continuing operations of $3.7 million and a net loss of $1.0 million, or $0.16 per share, in 2004. The net losses for 2005 and 2004 included income from discontinued operations of $194,000 and $2.8 million, respectively. EBITDA was a negative $3.9 million in 2005 as compared to a negative $838,000 in 2004. Adjusted EBITDA was a negative $1.9 million in 2005 as compared to a positive $1.4 million in 2004.

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling the loss from continuing operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

“We were able to turn around our soft performance in the first half of 2005 by effectively implementing an aggressive plan for revenue growth,” continued Moskowitz. “The restructuring of our senior management team in the latter half of 2005 brought a revitalized approach to our organization, enabling us to take advantage of the opportunities in the marketplace. Our results in the last four months show that the Company has definitely shifted in a positive direction as a result of the new focus and perspective. Consequently, we were better positioned to capitalize on the improving trends in our core market for media communications services.”

For the fourth quarter ended December 31, 2005, Teletrax, the Company’s video watermarking and broadcast monitoring business, recorded service revenue of $521,000 as compared to $387,000 for the comparable quarter in 2004 and $444,000 in the third quarter of 2005. Teletrax service revenue for the full year 2005 of $1.8 million represented an increase of $560,000, or 44.4%, from 2004.

“By the end of 2005, Teletrax was servicing 19 clients and was engaged in testing with more than 20 client prospects,” continued Moskowitz. “The run rate of annual service revenue was approximately $2.1 million at the end of the year. We continue to post a successful track record of converting trials to full-service customers, and our client retention record remains flawless. Although we are working diligently to increase the pace at which Teletrax signs up new clients, we are fortunate to have effective operating management to maintain our momentum as we continue our search for a CEO of Teletrax.”

“Our recent expansion into servicing the direct response advertising market has provided a new avenue of growth for Teletrax,” continued Moskowitz. “Our efforts in this new space have resulted in early successes with the addition of Mercury Media, Advanced Results Marketing, and Euro RSCG as new clients. This expansion into servicing direct response advertisers broadens the vertical markets Teletrax services, which include entertainment companies, news organizations, and television syndicators.”

“Our strong performance in the fourth quarter of 2005 shows once again the potential for Medialink to expand its position in a larger marketplace,” concluded Moskowitz. “We continue to broaden our full-service offerings in our core business as we expand further into the broadband arena, enabling us to deliver our clients’ messages directly to consumers by offering video and audio podcasts through Google and Yahoo!. Our unique platform of services positions us for growth as new opportunities are created in the evolving digital media content industry.”

Following the earnings release on Tuesday, March 21, 2006, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-866-203-3206 (domestic) or 1-617-213-8848(international), using access code “Medialink”, approximately 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 95567221, beginning approximately two hours after the conclusion of the call and available until April 21.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2005	2004	2005	2004
Revenues	$10,114	$9,352	$36,712	$36,863

Direct costs	3,948	3,961	14,522	14,683
Selling, general, and administrative expenses	7,957	6,018	26,089	22,056
Depreciation and amortization	404	438	1,660	1,822
Loss from joint venture	-	63	-	247
Impairment of investments	-	373	-	715

Operating loss	(2,195)	(1,501)	(5,559)	(2,660)
Interest expense, net	(126)	(160)	(491)	(393)

Loss from continuing operations before income taxes	(2,321)	(1,661)	(6,050)	(3,053)
Income tax expense (benefit)	-	723	(310)	693

Loss from continuing operations	(2,321)	(2,384)	(5,740)	(3,746)
Income from discontinued operations	-	2,878	194	2,775

Net income (loss)	$(2,321)	$494	$(5,546)	$(971)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.38)	$(0.40)	$(0.95)	$(0.62)
Income from discontinued operations	$-	$0.48	$0.03	$0.46
Net income (loss)	$(0.38)	$0.08	$(0.92)	$(0.16)

Weighted average number of common shares - basic and diluted	6,052	6,024	6,052	5,998

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(1,791)	$(1,063)	$(3,899)	$(838)

Adjusted EBITDA	$(1,275)	$(337)	$(1,862)	$1,363

Loss from Teletrax operations, exclusive of depreciation
and amortization	$(516)	$(396)	$(2,037)	$(1,486)

Revenue by Business Line:
Media Communications Services	$9,569	$8,897	$34,708	$35,239
Teletrax - service revenue	$521	$387	$1,820	$1,260
Teletrax - equipment sales	$24	$68	$184	$364

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	December 31, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$7,303	$11,675
Accounts receivable, net	5,584	6,379
Prepaid expenses and other current assets	1,891	2,604
Total current assets	14,778	20,658

Property and equipment, net	4,380	4,069
Goodwill, customer list and other intangibles, net	13,006	13,006
Other assets	762	1,040
Total assets	$32,926	$38,773

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,587	$8,856
Current portion of obligations under capital leases	70	113
Taxes payable	-	340
Total current liabilities	7,657	9,309

Convertible debentures, net of unamortized discount of $955 and $1,167	4,045	3,833
Capital lease obligations, net of current portion	-	97
Other long-term liabilities	1,586	454
Total liabilities	13,288	13,693

Stockholders' Equity	19,638	25,080
Total liabilities and stockholders' equity	$32,926	$38,773

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)

	For the three months		For the year
	ended December 31,		ended December 31,
	2005	2004	2005	2004
Reconciliation Between Loss from Continuing Operations to
EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(2,321)	$(2,384)	$(5,740)	$(3,746)

Depreciation and amortization on continuing operations	404	438	1,660	1,822
Interest expense, net	126	160	491	393
Income tax expense (benefit) on continuing operations	-	723	(310)	693
EBITDA on continuing operations	(1,791)	(1,063)	(3,899)	(838)

Loss from Teletrax operations	679	501	2,651	2,033
Depreciation and amortization included in Teletrax operations	(163)	(148)	(614)	(547)
Impairment of investments	-	373	-	715
Adjusted EBITDA	$(1,275)	$(337)	$(1,862)	$1,363